                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 17, 2002



                           CHAMPION ENTERPRISES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Michigan                       1-9751                 38-2743168
----------------------------   ------------------------     -------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


                         2701 Cambridge Court, Suite 300
                          Auburn Hills, Michigan 48326
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (248) 340-9090


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         The Registrant issued the following press release on July 17, 2002. The format of the financial statements has been slightly modified from those included in the press release to comply with certain Securities and Exchange Commission rules.



                           CHAMPION ENTERPRISES, INC.
                         REPORTS SECOND QUARTER RESULTS



         Auburn Hills, Mich., July 17, 2002--Champion Enterprises, Inc. (NYSE:
CHB), the nation's leading housing manufacturer, today reported results for its second quarter ended June 29, 2002. For the three-month period, Champion had net sales of $362 million and a net loss of $9.4 million, or $0.20 per diluted share, excluding gains of $0.07 per diluted share for debt retirement and charges of $0.06 per diluted share to close 33 retail sales centers. During the quarter a Texas homebuilding facility was consolidated. In the first six months of 2002, the company reported net sales of $668 million and a net loss of $21.2 million, or $0.45 per diluted share, excluding the gain on debt retirement and closing-related expenses.

         In the comparable quarter a year ago, the company reported net sales of $428 million and net income of $1.1 million, or $0.02 per diluted share, excluding costs to close two homebuilding facilities. In the first six months of 2001, Champion's net sales were $755 million, which resulted in a loss of $20.2 million, or $0.43 per diluted share, before closing-related costs. These expenses were $0.01 per diluted share for the quarter and $0.11 per diluted share for the year-to-date period. Pretax goodwill amortization expense for the three and six months ended June 30, 2001 was $2.9 million ($2.2 million after tax or $0.04 per diluted share) and $5.8 million ($4.4 million after tax or $0.09 per diluted share), respectively.

         Chairman, President, and Chief Executive Officer, Walter R. Young, commented, "Our results are disappointing as we thought the industry and Champion would be in a growth mode by now. Unfortunately, the industry continues to be affected by retail consumer financing issues. Industry repossessions also remain high and the transition to real estate loans is taking longer than originally estimated."

Operations

         Manufacturing- For the three-month period, wholesale revenues decreased 11% to $314 million from $351 million one year earlier. Segment income was $10.4 million compared to $20.4 million, which excludes $1 million of impairment charges, in the second quarter of 2001. For the six-month period, the manufacturing segment reported $580 million in revenues, which resulted in segment income of $11.7 million. Champion had unfilled wholesale orders of $26 million at the end of this year's second quarter at 46 plants, compared to $43 million at 49 plants a year earlier.

         Losses related to retailer defaults dropped to $500,000 in the first six months of 2002 from $3.3 million in the comparable period a year ago. The company said that the transition from Conseco floor plan lending is progressing smoothly for its independent retailers. Champion-produced homes at independent retailers that are financed by Conseco are down from $134 million in March of this year to $49 million today, with $19 million still under contingent repurchase obligations. The company believes that any potential losses related to these contingent repurchase obligations will not materially affect earnings.

         Retail- Year-over-year retail revenues dropped 25% for the quarter and 26% for the six-month period. Excluding costs associated with closing retail locations, the segment reported a loss of $8.9 million for the second quarter of this year compared to a loss of $1.8 million a year earlier. In June 2002 the company closed 33 under performing retail locations, which had losses from operations totaling $2.1 million in the second quarter. Pretax charges of $4.9 million, including $1.9 million of non-cash impairment charges, were recorded as a result of these closings.

          Finance- Following the April purchase of CIT's manufactured housing loan origination operations, Champion began originating retail consumer loans through its wholly owned subsidiary, HomePride Finance Corp. For the quarter, the company originated $6 million of loans and applied $2.4 million of these loans to its warehouse facility, resulting in $2.1 million of proceeds.

Liquidity and Capital Structure

        Champion ended the quarter with $86 million in unrestricted cash, and $36 million in restricted cash for letter of credit collateral. Cash flow from operations was $13.5 million for the three-month period. Since the beginning of the year, the company has reduced its floor plan liability by $60 million and at the end of June had $11 million outstanding on its $30 million of total available floor plan credit lines. Excluding the gain on debt retirement, closing-related expenses and EBITDA losses at closed retail locations and the consolidated homebuilding facility, the company had EBITDA of $340,000 for the second quarter of 2002. On a comparable basis EBITDA was $19.3 million in the same quarter a year ago.

        The company had $358 million of total debt outstanding at June 29, 2002. During the three-month period, $30 million in Senior Notes due 2009 were retired for $23.8 million, resulting in a gain of $0.07 per diluted share. In April 2002 Champion issued $25 million of convertible preferred stock and $150 million of Senior Notes due 2007 with an 11.25% annual interest rate. The company has also established a $150 million warehouse line to support HomePride's operations.

Industry View

         In the first five months of 2002, year-over-year industry shipments declined 2.6%. For 2002 the company estimates industry wholesale shipments of 180,000 homes (previously 185,000), down 7% from 2001 levels, and industry retail sales of 195,000 new homes (previously 200,000), down 8% from 2001 levels. These estimates are based on industry new home inventory dropping by 15,000 homes this year. Champion estimates that industry repossessions will be 90,000 homes in 2002, which will be flat with 2001 levels, and begin to trend down next year to 80,000 repossessions (previously 70,000). The company estimates that cash and real estate mortgages now represent at least 60% of industry funding.

Outlook

         "For this year's third quarter, we see relative improvement from second quarter results, but still expect to report a loss," Young continued. "Until the industry shows consistent year-over-year improvements, we intend to continue to manage the business for cash and to keep tight controls over inventory levels and working capital needs. We plan to keep capacity and inventories aligned with demand and will carefully monitor retail lot performance and make adjustments if necessary. This continuing assessment of business conditions and our outlook may also impact our valuation of retail goodwill and deferred tax assets.

         "Because inventories at our independent retailers are generally in good shape, our wholesale order rates should respond quickly when industry retail sales improve. We are positioned to benefit from an industry upturn, with retail customer traffic levels holding steady, HomePride Finance operations growing and the strength of our Champion Home Center distribution network. In addition, we have our Genesis distribution, which shows a lot of long-term potential. However, it has not ramped up as quickly as we had hoped with sales increasing slightly from a year ago. We expect sales to builders and developers to be about 3,000 homes this year," concluded Young.

         Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is the industry's leading manufacturer and has produced nearly 1.6 million homes since the company was founded. The company operates 46 homebuilding facilities in 16 states and two Canadian provinces and 181 retail locations in 27 states. Independent retailers, including 604 Champion Home Center locations, and approximately 400 builders and developers also sell Champion-built homes. The company also provides financing for retail purchasers of its homes. Further information can be found at the company's website, www.championhomes.net.

          This news release contains certain statements, including statements regarding industry shipments, new retail sales, inventory reductions, repossession levels and other trends, the effect of Conseco's exit from floor plan lending on the company, growth opportunities and the company's future earnings and prospects, that could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the company's views with respect to future plans, events and financial performance. The company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the company's most recently filed Form 10-K and other SEC filings, and those discussions regarding risk factors are incorporated herein by reference.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY
(Dollars and weighted shares in thousands, except per share amounts)

                                                   Three Months Ended                             Six Months Ended
                                             --------------------------------             ----------------------------------
                                               June 29,          June 30,         %          June 29,          June 30,         %
                                                 2002              2001          Chg.          2002              2001          Chg.
                                             --------------   ---------------    ----     ---------------   ----------------   ----
Net sales:
Manufacturing                                    $ 313,699         $ 351,199     (11%)          $ 580,351         $ 611,709     (5%)
Retail                                              96,607           129,403     (25%)            176,732           237,805    (26%)
Less:  intercompany                                (48,800)          (52,400)                     (89,200)          (95,000)
                                             --------------   ---------------             ----------------  ----------------
Total net sales                                    361,506           428,202     (16%)            667,883           754,514    (11%)

Cost of sales                                      301,300           351,791     (14%)            563,168           633,295    (11%)
                                             --------------   ---------------             ----------------  ----------------

Gross margin                                        60,206            76,411     (21%)            104,715           121,219    (14%)

Selling, general and
    administrative expenses                         67,720            67,839                      125,958           139,702    (10%)

Closing-related expenses (1)
    Fixed asset impairment charges                  (1,900)           (1,000)                      (1,900)           (6,500)
    Lease termination and other costs               (3,000)                -                       (3,000)           (2,200)

Gain on debt retirement (2)                          5,870                 -                        5,870                 -
                                             --------------   ---------------             ----------------  ----------------

Operating income (loss) (3)                         (6,544)            7,572                      (20,273)          (27,183)

Interest expense, net                                7,047             5,782                       11,864            12,210
                                             --------------   ---------------             ----------------  ----------------

Income (loss) before income taxes                  (13,591)            1,790                      (32,137)          (39,393)

Income taxes (benefits) (4)                         (4,800)            1,300                      (11,500)          (13,800)
                                             --------------   ---------------             ----------------  ----------------

Net income (loss)                                   (8,791)              490                      (20,637)          (25,593)

Less: dividend on preferred stock                      563                 -                          813                 -

Income (loss) available to
                                             --------------   ---------------             ----------------  ----------------
    common shareholders                          $  (9,354)        $     490                    $ (21,450)        $ (25,593)
                                             ==============   ===============             ================  ================

Basic earnings (loss) per share                  $   (0.19)        $    0.01                    $   (0.44)        $   (0.54)
                                             ==============   ===============             ================  ================

Weighted shares for basic EPS                       48,729            47,847                       48,617            47,672
                                             ==============   ===============             ================  ================


Diluted earnings (loss) per share                $   (0.19)        $    0.01                    $   (0.44)        $   (0.54)
                                             ==============   ===============             ================  ================

Weighted shares for diluted EPS                     48,729            49,508                       48,617            47,672
                                             ==============   ===============             ================  ================


See accompanying Notes to Financial Information.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
OTHER STATISTICAL INFORMATION

                                                          Three Months Ended                     Six Months Ended
                                                ------------------------------------    -----------------------------------
                                                    June 29,      June 30,       %          June 29,     June 30,       %
                                                      2002          2001        Chg.          2002         2001        Chg.
                                                ------------  ------------  --------    ------------ ------------  --------
MANUFACTURING

Homes sold                                            9,124        10,918      (16%)         16,869       19,128      (12%)
    Less:  intercompany                               1,329         1,408       (6%)          2,421        2,647       (9%)
Homes sold to
    independent retailers/builders                    7,795         9,510      (18%)         14,448       16,481      (12%)

Floors sold                                          16,778        19,516      (14%)         31,213       34,212       (9%)

Multi-section mix                                       80%           76%                       81%          76%

Average home price                                 $ 33,000      $ 30,800        7%        $ 33,100     $ 30,700        8%

Manufacturing facilities at period end                   46            49       (6%)             46           49       (6%)


RETAIL

Homes sold
    New homes                                         1,430         2,183      (34%)          2,624        4,007      (35%)
    Pre-owned homes                                     376           529      (29%)            723        1,042      (31%)
    Total homes sold                                  1,806         2,712      (33%)          3,347        5,049      (34%)

% Champion-produced new homes sold                      96%           86%                       95%          85%

New multi-section mix                                   78%           72%                       78%          71%

Average new home price                             $ 62,600      $ 55,900       12%        $ 62,100     $ 55,700       11%

Average number of new homes in inventory
    per sales center at period end                       16            15        7%              16           15        7%

Sales centers at period end                             181           230      (21%)            181          230      (21%)


CONSOLIDATED (in thousands)

Contingent repurchase obligations                  $270,000      $320,000      (16%)       $270,000     $320,000      (16%)
Champion-produced field inventories                $600,000      $700,000      (14%)       $600,000     $700,000      (14%)
Shares issued and outstanding                        48,822        47,947        2%          48,822       47,947        2%
Depreciation expense                               $  5,704      $  6,119       (7%)       $ 11,563     $ 12,576       (8%)


See accompanying Notes to Financial Information.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

                                                  June 29,            March 30,            Dec. 29,            Sept. 29,
ASSETS                                              2002                2002                 2001                2001
                                               ----------------    ----------------     ----------------    ----------------
Cash and cash equivalents                            $  85,636           $  25,280            $  69,456           $  35,892
Restricted cash                                         36,220                   -                    -                   -
Accounts receivable, trade                              49,436              42,472               27,507              65,681
Inventories                                            171,457             174,339              172,276             182,231
Deferred taxes and other assets                         84,223              90,204               76,385              77,181
                                               ----------------    ----------------     ----------------    ----------------
       Total current assets                            426,972             332,295              345,624             360,985
                                               ----------------    ----------------     ----------------    ----------------
Loans receivable                                         6,145                   -                    -                   -
Property and equipment, net                            164,567             172,836              177,430             187,238
Goodwill, net                                          262,964             258,964              258,967             268,158
Deferred taxes and other assets                         81,890              76,603               76,131              79,999
                                               ----------------    ----------------     ----------------    ----------------
                                                     $ 942,538           $ 840,698            $ 858,152           $ 896,380
                                               ================    ================     ================    ================


LIABILITIES AND SHAREHOLDERS' EQUITY

Floor plan payable                                   $  10,745           $  63,713            $  70,919           $  85,074
Warehouse line borrowing                                 2,103                   -                    -                   -
Accounts payable                                        67,312              59,648               47,559              69,852
Other accrued liabilities                              173,687             164,130              174,036             187,679
                                               ----------------    ----------------     ----------------    ----------------
       Total current liabilities                       253,847             287,491              292,514             342,605
                                               ----------------    ----------------     ----------------    ----------------
Long-term debt                                         344,867             224,858              224,926             225,286
Other long-term liabilities                             45,291              45,697               48,678              55,843
Convertible preferred stock                             45,000              20,000               20,000                   -
Shareholders' equity                                   253,533             262,652              272,034             272,646
                                               ----------------    ----------------     ----------------    ----------------
                                                     $ 942,538           $ 840,698            $ 858,152           $ 896,380
                                               ================    ================     ================    ================


See accompanying Notes to Financial Information.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION

(1) Closing-related expenses are for the closing or consolidation of retail locations and homebuilding facilities. In the quarter ended June 29, 2002, 33 retail locations were closed and a manufacturing facility was consolidated. In the comparable quarter one year earlier, two manufacturing facilities were closed. In the six months ended June 30, 2001, 30 retail sales locations and four manufacturing facilities were closed or consolidated.

(2) During the quarter ended June 29, 2002, the company repurchased $30 million of its Senior Notes due 2009 for $23.8 million. As a result, a pretax gain of $5.9 million ($3.6 million after tax or $0.07 per diluted share) was recorded.

(3) Manufacturing and retail EBITA consists of earnings (loss) before interest, taxes and goodwill amortization, and includes fixed asset impairment charges and other costs related to closed operations. Finance EBITA includes interest income earned on loans receivable. A reconciliation of operating income (loss) follows (dollars in thousands):


                                                                     % of                              % of
                                                  June 29,          Related          June 30,        Related
Three months ended:                                 2002             Sales             2001           Sales
                                               ---------------  ------------    ---------------  -------------
Manufacturing EBITA                                  $ 10,426          3.3%           $ 19,372           5.5%
Retail EBITA (loss)                                   (13,802)       -14.3%             (1,817)         -1.4%
Finance EBITA (loss)                                   (1,927)                               -
Gain on debt retirement                                 5,870                                -
General corporate expenses                             (7,111)                          (7,101)
Goodwill amortization                                       -                           (2,882)
                                               ---------------                  ---------------
   Operating income (loss)                           $ (6,544)        -1.8%           $  7,572           1.8%
                                               ===============                  ===============


                                                                   % of                              % of
                                                  June 29,        Related          June 30,        Related
Six months ended:                                   2002           Sales             2001           Sales
                                               ---------------  ------------    ---------------  -------------
Manufacturing EBITA                                 $  11,729          2.0%          $   8,916           1.5%
Retail EBITA (loss)                                   (21,880)       -12.4%            (16,655)         -7.0%
Finance EBITA (loss)                                   (1,927)                               -
Gain on debt retirement                                 5,870                                -
General corporate expenses                            (14,065)                         (13,683)
Goodwill amortization                                       -                           (5,761)
                                               ---------------                  ---------------
   Operating loss                                   $ (20,273)        -3.0%          $ (27,183)         -3.6%
                                               ===============                  ===============

(4) The difference between taxes at the 35% federal statutory rate and taxes provided is due to state income taxes and nondeductible items, primarily goodwill.

(5) A reconciliation of EBITDA follows (in thousands):

                                                      Three Months Ended                Six Months Ended
                                               -----------------------------    ------------------------------
                                                  June 29,       June 30,          June 29,        June 30,
                                                    2002           2001              2002            2001
                                               ---------------  ------------    ---------------  -------------
Operating income (loss)                         $       (6,544)  $     7,572     $    (20,273)    $  (27,183)
Adjustments:
  Depreciation expense                                   5,704         6,119           11,563         12,576
  Amortization expense                                       -         2,882                -          5,761
  Closing-related expenses                               4,900         1,000            4,900          8,700
  EBITDA losses at closed operations                     2,150         1,750            4,002          3,650
  Gain on debt retirement                               (5,870)            -           (5,870)             -
                                               ----------------  -------------   ---------------  -------------
  EBITDA                                        $          340   $    19,323     $     (5,678)    $    3,504
                                               ================  =============   ===============  =============


                                      *****

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CHAMPION ENTERPRISES, INC.

                                            /s/ Anthony S. Cleberg
                                            -------------------------------
                                            Anthony S. Cleberg,
                                            Executive Vice President and
                                            Chief Financial Officer


Date:    July 17, 2002